POWER OF ATTORNEY The undersigned, a person subject to ownership reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and requirements pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), in respect of the equity securities of Phillips 66 (the “Company”), hereby makes, constitutes and appoints any of Vanessa Allen Sutherland, Will H. Bald, Angela C. Lee, and any duly appointed Corporate Secretary or Assistant Corporate Secretary of the Company, my true and lawful attorney-in-fact with full power and authority: (1) to prepare, execute in my name and on my behalf, and file with the U.S. Securities and Exchange Commission (the “SEC”) any of the following forms which I may be required or permitted to file: (A) Form ID and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Exchange Act or any rule or regulation of the SEC; (B) Forms 3, 4 and 5 or any other reports or statements of beneficial ownership or changes of beneficial ownership necessary or appropriate under Section 16(a) of the Exchange Act; and (C) Form 144, or any other notice of proposed sale of securities or other document necessary or appropriate under Rule 144 of the Securities Act. (2) to do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5, or 144, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; (3) to (x) act as an account administrator for the undersigned’s EDGAR account, including (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities, (ii) maintaining the security of Filer’s EDGAR account, including modification of access codes, (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard, and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T, or (y) to accept, or cause the Company to accept, a delegation of authority from the undersigned’s EDGAR account administrators and, if applicable, authorize the Company’s EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned’s EDGAR account; and (4) to take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion. This power of attorney shall remain in force for so long as I may be subject to reporting obligations under Section 16(a) of the Exchange Act or the requirements of Rule 144 under the Securities Act, unless earlier expressly revoked by me in writing and delivered to Phillips 66. Each of my attorneys-in-fact may at their sole discretion designate one or more substitute attorneys-in-fact to act in their place. I acknowledge that my attorneys-in-fact, in serving in this capacity at my request, are not assuming, nor is Phillips 66 assuming, any of my responsibilities to comply with the Exchange Act, the Securities Act, or the rules and regulations thereunder. /s/ S.L. Cornelius Sigmund L. Cornelius Date: June 1, 2025